Exhibit 16.1

March 7, 2022

Securities and Exchange Commission

100 F Street N.E.

Washington, D.C. 20549

We have read Item 4.01 of Form 8-K of VPR Brands, LP dated March 7, 2022. We agree with the statements made concerning our firm contained therein.

Yours very truly,

/s/ Prager Metis CPAs LLC

Hackensack, New Jersey